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                        UNITED MEDICORP, INC.
                       1995 STOCK OPTION PLAN

                          TABLE OF CONTENTS

ARTICLE I

  THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Name . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Purpose. . . . . . . . . . . . . . . . . . . . . . .  1
     1.3  Effective Date . . . . . . . . . . . . . . . . . . .  1
     1.4  Eligibility to Participate . . . . . . . . . . . . .  1
     1.5  Shares Subject to the Plan . . . . . . . . . . . . .  1
     1.6  Options and Stock Granted Under Plan . . . . . . . .  2
     1.7  Conditions Precedent . . . . . . . . . . . . . . . .  2
     1.8  Reservation of Shares of Common Stock. . . . . . . .  2
     1.9  Tax Withholding. . . . . . . . . . . . . . . . . . .  2
     1.10 Exercise of Options. . . . . . . . . . . . . . . . .  2
     1.11 Acceleration of Right to Exercise Options. . . . . .  3
     1.12 Written Notice Required. . . . . . . . . . . . . . .  4
     1.13 Compliance with Securities Laws. . . . . . . . . . .  4
     1.14 Employment of Optionee . . . . . . . . . . . . . . .  4
     1.15 Option Upon Termination of Employment. . . . . . . .  4
     1.16 Termination of Employment for Cause. . . . . . . . .  5
     1.17 Option Upon Death or Disability of Optionee. . . . .  5
     1.18 Options Not Transferable . . . . . . . . . . . . . .  5
     1.19 Information to Optionees . . . . . . . . . . . . . .  5

ARTICLE II
  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .  5
     2.1  Committee. . . . . . . . . . . . . . . . . . . . . .  5
     2.2  Majority Rule; Unanimous Written Consent . . . . . .  6
     2.3  Company Assistance . . . . . . . . . . . . . . . . .  6

ARTICLE III
  INCENTIVE STOCK OPTIONS. . . . . . . . . . . . . . . . . . .  6
     3.1  Option Terms and Conditions. . . . . . . . . . . . .  6
     3.2  Duration of Options. . . . . . . . . . . . . . . . .  6
     3.3  Purchase Price . . . . . . . . . . . . . . . . . . .  6
     3.4  Maximum Amount of Options First Exercisable in Any
                  Calendar Year. . . . . . . . . . . . . . . .  7
     3.5  Requirements as to Certain Options . . . . . . . . .  7
     3.6  Individual Option Agreements . . . . . . . . . . . .  7

ARTICLE IV
  NONQUALIFIED STOCK OPTIONS . . . . . . . . . . . . . . . . .  7
     4.1  Option Terms and Conditions. . . . . . . . . . . . .  7
     4.2  Duration of Options. . . . . . . . . . . . . . . . .  7

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     4.3  Purchase Price . . . . . . . . . . . . . . . . . . .  7
     4.4  Individual Option Agreements . . . . . . . . . . . .  8
     4.5  Option Grants to Nonemployee Directors . . . . . . .  8

ARTICLE V
  TERMINATION, AMENDMENT AND ADJUSTMENT. . . . . . . . . . . .  8
     5.1  Termination and Amendment. . . . . . . . . . . . . .  8
     5.2  Adjustments. . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VI
  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  9
     6.1  Other Optional Plans . . . . . . . . . . . . . . . .  9
     6.2  Plan Binding on Successors . . . . . . . . . . . . .  9
     6.3  Number and Gender. . . . . . . . . . . . . . . . . .  9

ARTICLE VII
  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   10


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                      UNITED MEDICORP, INC.

                     1995 STOCK OPTION PLAN

                            ARTICLE I

                            THE PLAN


     1.1 NAME. This plan shall be known as the United Medicorp, Inc. 1995 Stock Option Plan (the "Plan").

     1.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant its full-time employees and nonemployee members of the Board ("Eligible Participants") Options to purchase Common Stock of the Company. This Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide full-time employees and nonemployee members of the Board with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to Article III will qualify as "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the "Code"). Any Option granted pursuant to Article IV shall be clearly and specifically designated as not being an incentive stock option as defined in Section 422(b) of the Code.

     1.3 EFFECTIVE DATE. The Plan shall become effective upon the Effective Date.

     1.4 ELIGIBILITY TO PARTICIPATE. Any Employee shall be eligible to participate in the Plan; provided that Incentive Stock Options may be granted only to persons who are employees of the Company or a subsidiary or affiliate thereof. The Board or, if applicable, the Committee (as defined in Section 2.1) may grant Options to an Employee in accordance with such determinations as the Board or, if applicable, the Committee from time to time in its sole discretion shall make. Nonemployee members of the Board shall receive Options as provided in Article
IV. Notwithstanding the foregoing, the Board may at any time specify individuals who shall not be eligible for the grant of Options or options under any other plan of the Company to meet the requirements of Section 2.1 below.

     1.5 SHARES SUBJECT TO THE PLAN. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the number of Plan Shares that may be issued and sold hereunder shall not exceed 1,000,000 shares. Plan Shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.


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     1.6  OPTIONS AND STOCK GRANTED UNDER PLAN.  Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

     1.7 CONDITIONS PRECEDENT. The Company shall not issue or deliver any certificate for Plan Shares pursuant to the Plan prior to the admission of the Plan Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed, the completion of any registration or other qualification of the sale of Plan Shares under any federal or state law and the obtaining of any approval or other clearance from any federal or state government, each if and to the extent that the Board shall in its sole discretion determine to be necessary or advisable.

     1.8 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

     1.9 TAX WITHHOLDING. The issuance, delivery or exercise of any Options under the Plan is subject to the condition that if at any time the Board shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the Options, then the issuance, delivery or exercise of the Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Board, including, at the sole discretion of the Board, the acceptance by the Company of Shares equal to such withholding requirement in lieu of a cash payment.

     1.10 EXERCISE OF OPTIONS. Each Option shall be exercisable in accordance with the terms of the option agreement (the "Option
Agreement") pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.




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The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either in cash, by certified or cashier's check, by money order or, at the sole discretion of the Board, by personal check.

     1.11 ACCELERATION OF RIGHT TO EXERCISE OPTIONS.
Notwithstanding the provisions of any Option Agreement regarding the time for exercise of an Option, the following provisions shall apply:

     (a) MERGERS AND REORGANIZATIONS. If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization or liquidation, or otherwise in a transaction in which the Company is not the surviving corporation, any Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which it was granted, whichever occurs first. The Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

     (b) CHANGE IN CONTROL. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control shall become immediately exercisable. The term "change in control" for purposes of this Section shall refer to (i) the acquisition of 50% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange Act"); provided that no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 50% or more of the voting securities of the Company, the Board of Directors shall have adopted by not less than two-thirds vote of directors then serving a resolution specifically approving such acquisition or offer, or (ii) the election, at any annual or special meeting of stockholders, of individuals, who were not nominated by management to serve as directors, as directors constituting a majority of the Board of Directors. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Board.

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     1.12 WRITTEN NOTICE REQUIRED.  Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

     1.13 COMPLIANCE WITH SECURITIES LAWS. Plan Shares shall not be issued with respect to any Option unless the exercise of the Option and the issuance and delivery of the Plan Shares shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Board may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

     1.14 EMPLOYMENT OF OPTIONEE. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment.

     1.15 OPTION UPON TERMINATION OF EMPLOYMENT. If an Optionee ceases to be employed by the Company or any subsidiary or affiliate for any reason other than retirement, death or disability, his Option may be exercised (but only to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option or the Article pursuant to which it was granted otherwise provides for earlier termination. If an Optionee ceases to be employed by the Company or any subsidiary or affiliate because the Optionee has retired, as determined by the Board, under a qualified retirement plan of the Company, his Option shall be exercisable (but only to the extent exercisable on the effective date of such retirement) at any time within three months after the effective date of such retirement unless by its terms the Option expires sooner.

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     1.16 TERMINATION OF EMPLOYMENT FOR CAUSE.  If an Optionee
ceases to be employed by the Company or any subsidiary or affiliate of the Company because the Optionee is terminated for cause, the Option shall automatically expire on the date of termination. For purposes of this Section, "cause" shall mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or gross negligence.

     1.17 OPTION UPON DISABILITY OR DEATH OF OPTIONEE. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any subsidiary or affiliate of the Company, his Option shall become fully exercisable and shall expire 12 months after the date of termination by reason of disability as determined by the Committee, unless either the Option or the Article pursuant to which it was issued otherwise provides for earlier termination. If an Optionee dies while employed by the Company or any subsidiary or affiliate thereof, his Option shall expire 12 months after the date of death, unless by its terms it expires sooner. During this 12-month or shorter period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributee to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     1.18 OPTIONS NOT TRANSFERABLE. Options may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative.

     1.19 INFORMATION TO OPTIONEES. The Company shall furnish to each Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's stockholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Annual Report on Form 10-K and each quarterly report to stockholders issued since the end of the Company's most recent fiscal year.


                           ARTICLE II

                         ADMINISTRATION

     2.1 COMMITTEE. The Plan shall be administered either by the Board of Directors or, at the Board's discretion, by a Committee (the "Committee") of not fewer than two members, which persons shall all be nonemployee members of the Board. In its sole discretion, the Board may appoint Disinterested Persons as members of the Committee. Subject to the express provisions of the Plan,

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

the Board or the Committee, as the case may be, shall have the sole discretion and authority to determine from among Eligible Participants the ones to whom and the time or times at which Options may be granted and the number of Plan Shares to be subject to each Option. Any member of the Committee may be removed at the discretion of the Board.

     2.2 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

     2.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Participants, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                           ARTICLE III

                     INCENTIVE STOCK OPTIONS

     3.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article ("Incentive Stock Options") may differ from one another as the Board shall, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

     3.2 DURATION OF OPTIONS. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Board, but in no event shall any Option granted under this Article expire earlier than one year or later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     3.3 PURCHASE PRICE. The purchase price for Plan Shares to be acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.


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     3.4  MAXIMUM AMOUNT OF OPTIONS FIRST EXERCISABLE IN ANY
CALENDAR YEAR. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its subsidiaries and affiliates shall not exceed $100,000. Any Option granted under the Plan and first exercisable in excess of the foregoing limitations shall be considered granted pursuant to Article IV and shall be clearly and specifically designated as not being an incentive stock option.

     3.5 REQUIREMENTS AS TO CERTAIN OPTIONS. In the event of the grant of any Option under this Article to an individual who, at the time the Option is granted, owns shares of stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or affiliate thereof within the meaning of Section 422(b)(6) of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted and the Option must not be exercisable after the expiration of five years from the date of its grant.

     3.6 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan, the awards made pursuant hereto, and such other matters as the Board deems appropriate.

                           ARTICLE IV

                   NONQUALIFIED STOCK OPTIONS

     4.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article ("Nonqualified Stock Options") may differ from one another as the Board shall in its discretion determine, as long as all Options granted under this Article satisfy the requirements of this Article.

     4.2 DURATION OF OPTIONS. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Board, but in no event shall any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     4.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option shall not be less than the Fair Market Value of the Plan
Shares at the time of the grant of the Option.

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

     4.4 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan, the awards made pursuant hereto, and such other matters as the Board deems appropriate.

     4.5 AUTOMATIC GRANTS. Upon the first and each subsequent anniversary of the approval of the Plan by the stockholders of the Company, each non-employee director shall receive Nonqualified Stock Options to purchase 25,000 Plan Shares per year. The purchase price for such Plan Shares shall be the Fair Market Value of the Plan Shares on the date the Nonqualified Stick Options are granted. One half of each such Option shall become exercisable immediately and the remainder of each such Option shall become exercisable on the first anniversary date of such grant. Such Options shall all expire on the tenth anniversary of the date granted.


                            ARTICLE V

              TERMINATION, AMENDMENT AND ADJUSTMENT


     5.1 TERMINATION AND AMENDMENT. The Plan shall terminate ten years after the Effective Date. No Options shall be granted under the Plan after that date of termination. Subject to the limitation contained in this Section, the Board may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that no amendment or revision shall (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.2, (ii) change the minimum purchase price for Shares under Article III or Article IV; (iii) increase the maximum term established under the Plan for any Option or
(iv) permit the granting of an Option to anyone other than as provided in the Plan; and provided further that without stockholder approval no amendment to the Plan shall be effective that materially increases the benefits accruing to Eligible Participants, materially increases the number of securities that may be issued under the Plan, or otherwise materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3 promulgated under the Exchange Act; and provided further that
Section 4.5 hereof shall not be amended more than once in any six month period. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee who has received an Option hereunder, alter or impair any of that Optionee's rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.


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     5.2  ADJUSTMENTS.  If the outstanding Common Stock is
increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests.



                            ARTICLE VI

                          MISCELLANEOUS

     6.1 OTHER OPTION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation for Employees.

     6.2 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any subsidiary or affiliate of the Company that adopts the Plan.

     6.3 NUMBER AND GENDER; HEADINGS. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.



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


                           ARTICLE VII

                           DEFINITIONS

     As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     7.1 "Board" shall mean the Board of Directors of the Company.

     7.2 "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

     7.3 "Company" shall mean United Medicorp, Inc., a Delaware corporation.

     7.4 "Disinterested Person" shall mean an individual who is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

     7.5 "Effective Date" shall mean the date of the Plan's adoption by the Board subject to approval of the Plan by a majority of the stockholders of the Company voting in person or by proxy at a meeting of stockholders following adoption of the Plan by the Board, which approval shall be obtained within 12 months after adoption of the Plan by the Board; provided that Options may be granted under the Plan prior to obtaining stockholder approval of the Plan, but any such Options shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval.

     7.6 "Employee(s)" shall mean employee(s) of the Company or of any subsidiary or affiliate of the Company the board of directors of which adopts the Plan and any other person(s) performing services for the Company or any such subsidiary or affiliate, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, but shall not include members of the Board who are not also otherwise employed by the Company.

     7.7 "Fair Market Value" shall mean such value as determined by the Board on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the NASDAQ National Market System, such value shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the NASDAQ National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized

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

securities exchange or on the NASDAQ National Market System, the Committee shall make a determination of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

     7.8 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

     7.9 "Optionee" shall mean an Employee or nonemployee member of the Board to whom an Option has been granted hereunder.

     7.10. "Plan Shares" shall mean shares of Common Stock issuable pursuant to the Plan.



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